Exhibit 32.1 - SECTION 906 CERTIFICATION

EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of ATVRockN, a Nevada Company (the “Company”). I am delivering this certificate in connection with the Form 10-Q/A of the Company for the quarter ended November 30, 2014 and filed with the U.S. Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of ATVRockN (the “Company”) certifies to his knowledge that:

(1)	The Quarterly Report on Form 10-Q/A of the Company for the quarterly period ended November 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in that Form 10-Q/A fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Hal B. Heyer, M.D.
Hal B. Heyer, M.D.
Principal Executive Officer Principal Financial Officer

Date: February 18, 2015